CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 15 to the Registration Statement (Form N-1A) (No. 33-70958) of Alpha Select Funds of our report dated November 15, 2002, included in the 2002 Annual Report to shareholders.


                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 24, 2003